UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015 (July 17, 2015)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40, avenue Monterey

L-2163 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 17, 2015, Altisource Portfolio Solutions S.A. (the “Company”), issued 494,500 shares of its common stock, $1.00 par value per share (“Common Stock”), in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), in connection with its acquisition of all of the outstanding equity of  CastleLine Holdings, LLC and its subsidiaries (collectively, “CastleLine”), as further discussed in Item 8.01 of this report.  Additional shares of Common Stock may be issued in reliance on Section 4(a)(2) of the 1933 Act, pursuant to certain deferred consideration provisions in the acquisition agreement, based on the price per share of the Common Stock on the business day immediately preceding the date of payment of the deferred consideration.  Payment of the deferred consideration in either shares of Common Stock or cash is at the option of the Company.

Item 8.01 Other Events.

On July 23, 2015, the Company announced that it has completed the acquisition of CastleLine.

Item. 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release issued by Altisource Portfolio Solutions S.A. dated July 23, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2015

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer

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